                                                                    EXHIBIT 10.1

                            INDEMNIFICATION AGREEMENT

         This INDEMNIFICATION AGREEMENT made and entered into effective as of September 4, 2002, ("Agreement"), by and between WEATHERFORD INTERNATIONAL, INC., a Delaware corporation ("Company"), and Bernard J. Duroc-Danner ("Indemnitee").

                              W I T N E S S E T H:

         WHEREAS, highly skilled and competent persons are becoming more reluctant to serve public corporations as directors or officers unless they are provided with adequate protection through insurance and indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation; and

         WHEREAS, uncertainties relating to indemnification have increased the difficulty of attracting and retaining such persons; and

         WHEREAS, the Board of Directors has determined that the inability to attract and retain such persons is detrimental to the best interests of the Company's stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future; and

         WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify Indemnitee to the fullest extent permitted by applicable law so that Indemnitee will serve or continue to serve the Company free from undue concern that Indemnitee will not be so indemnified; and

         WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified;

         NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

         Section 1. Services by Indemnitee. Indemnitee agrees to continue to serve as a director and/or officer of the Company. This Agreement does not create or otherwise establish any right on the part of Indemnitee to be and continue to be nominated to be a director and/or officer of the Company and does not create an employment contract between the Company and Indemnitee.

         Section 2. Indemnification. The Company shall indemnify Indemnitee to the fullest extent permitted by applicable law in effect on the date hereof or as such laws may from time to time be amended. Without diminishing the scope of the indemnification provided by this Section 2, the rights of indemnification of Indemnitee provided hereunder shall include but shall not be limited to those rights, except to the extent expressly prohibited by applicable law.

         Section 3. Action or Proceeding Other Than an Action by or in the Right of the Company. Indemnitee shall be entitled to the indemnification rights provided in this Section 3 if Indemnitee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, other
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than an action by or in the right of the Company, by reason of the fact that
Indemnitee is or was a director, officer, employee, agent, or fiduciary of the Company or is or was serving at the request of the Company as a director, officer, employee, agent, or fiduciary of any other entity or by reason of anything done or not done by him or her in any such capacity. Pursuant to this
Section 3, Indemnitee shall be indemnified against expenses (including attorneys' fees and disbursements), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding (including, but not limited to, the investigation, defense or appeal thereof), if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Section 4. Actions by or in the Right of the Company. Indemnitee shall be entitled to the indemnification rights provided in this Section 4 if Indemnitee was or is made a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee, agent, or fiduciary of the Company or is or was serving at the request of the Company as a director, officer, employee, agent, or fiduciary of any other entity by reason of anything done or not done by Indemnitee in any such capacity. Pursuant to this Section 4 Indemnitee shall be indemnified against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by Indemnitee in connection with such action or suit (including, but not limited to, the investigation, defense, settlement or appeal thereof) if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no such indemnification shall be made in respect of any claim, issue or matter as to which applicable law expressly prohibits such indemnification by reason of an adjudication of liability of Indemnitee to the Company, unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such expenses as such court shall deem proper.

         Section 5. Indemnification for Expenses of Successful Party. Notwithstanding the other provisions of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Section 4 hereof, or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all expenses (including attorneys' fees and disbursements) actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith.

         Section 6. Indemnification for Expenses of a Witness. To the extent that Indemnitee is, by reason of Indemnitee's Corporate Status (as hereinafter defined), a witness in any proceeding, Indemnitee shall be indemnified by the Company against all expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith.

         Section 7. Partial Indemnification. If Indemnitee is only partially successful in the defense, investigation, settlement or appeal of any action, suit, investigation or proceeding

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described in Section 4 hereof, and as a result is not entitled under Section 5 hereof to indemnification by the Company for the total amount of the expenses (including attorneys' fees and disbursements), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by Indemnitee, the Company shall nevertheless indemnify Indemnitee, as a matter of right pursuant to Section 5 hereof, to the extent Indemnitee has been partially successful.

         Section 8. Determination of Entitlement to Indemnification. Upon written request by Indemnitee for indemnification pursuant to Section 3 or 4 hereof, the entitlement of the Indemnitee to indemnification pursuant to the terms of this Agreement shall be determined by the following Person or Persons who shall be empowered to make such determination: (a) the Board of Directors of the Company by a majority vote of the Disinterested Directors (as hereinafter defined) even if less than a quorum; or (b) if such vote is not obtainable or, even if obtainable, if such Disinterested Directors so direct by majority vote, by Independent Counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; or (c) by the stockholder or stockholders of the Company. Such Independent Counsel shall be selected by the Board of Directors and approved by Indemnitee. Upon failure of the Board to so select such Independent Counsel or upon failure of Indemnitee to so approve, such Independent Counsel shall be selected by the Chancellor of the State of Delaware or such other Person as such Chancellor shall designate to make such selection. Such determination of entitlement to indemnification shall be made not later than 60 days after receipt by the Company of a written request for indemnification. Such request shall include documentation or information which is necessary for such determination and which is reasonably available to Indemnitee. Any expenses (including attorneys' fees) incurred by Indemnitee in connection with Indemnitee's request for indemnification hereunder shall be borne by the Company. The Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom irrespective of the outcome of the determination of Indemnitee's entitlement to indemnification. If the Person making such determination shall determine that Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such Person shall reasonably prorate such partial indemnification among such claims, issues or matters.

         Section 9. Presumptions and Effect of Certain Proceedings. The Secretary of the Company shall, promptly upon receipt of Indemnitee's request for indemnification, advise in writing the Board of Directors or such other Person or Persons empowered to make the determination as provided in Section 8 that Indemnitee has made such request for indemnification. Upon making such request for indemnification, Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof in the making of any determination contrary to such presumption. If the Person or Persons so empowered to make such determination shall have failed to make the requested indemnification within 60 days after receipt by the Company of such request, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be absolutely entitled to such indemnification, absent actual and material fraud in the request for indemnification. The termination of any action, suit, investigation or proceeding described in Section 3 or 4 hereof by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself: (a) create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, that

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Indemnitee had reasonable cause to believe that his or her conduct was unlawful;
or (b) otherwise adversely affect the rights of Indemnitee to indemnification except as may be provided herein.

         Section 10. Advancement of Expenses. All reasonable expenses incurred by Indemnitee (including attorneys' fees, retainers and advances of disbursements required of Indemnitee) shall be paid by the Company in advance of the final disposition of such action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, at the request of Indemnitee as soon as practical, and in any event within twenty days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time. Indemnitee's entitlement to such expenses shall include those incurred in connection with any proceeding by Indemnitee seeking an adjudication or award in arbitration pursuant to this Agreement. Such statement or statements shall reasonably evidence the expenses incurred by Indemnitee in connection therewith and shall include or be accompanied by an undertaking by or on behalf of Indemnitee to repay such amount if it is ultimately determined that Indemnitee is not entitled to be indemnified against such expenses and costs by the Company as provided by this Agreement or otherwise. The Company shall have the burden of proof in any determination under this Section 10. No amounts advanced hereunder shall be deemed an extension of credit by the Company to Indemnitee.

         Section 11. Remedies of Indemnitee in Cases of Determination Not to Indemnify or to Advance Expenses. In the event that a determination is made that Indemnitee is not entitled to indemnification hereunder or if payment has not been timely made following a determination of entitlement to indemnification pursuant to Sections 8 and 9, or if expenses are not advanced pursuant to
Section 10, Indemnitee shall be entitled to a final adjudication in the Delaware Court of Chancery, first, and then in any other court of competent jurisdiction of Indemnitee's entitlement to such indemnification or advance. Alternatively, Indemnitee, at Indemnitee's option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, such award to be made within sixty days following the filing of the demand for arbitration. The Company shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration or any other claim. Such judicial proceeding or arbitration shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination (if so made) that Indemnitee is not entitled to indemnification. If a determination is made or deemed to have been made pursuant to the terms of Section 8 or 9 hereof that Indemnitee is entitled to indemnification, the Company shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. The Company further agrees to stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary. If the court or arbitrator shall determine that Indemnitee is entitled to any indemnification hereunder, the Company shall pay all reasonable expenses (including attorneys' fees and disbursements) actually incurred by Indemnitee in connection with such adjudication or award in arbitration (including, but not limited to, any appellate proceedings).

         Section 12. Other Rights to Indemnification. The indemnification and advancement of expenses (including attorneys' fees) provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under any provision

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of the by-laws, agreement, provision of the Certificate of Incorporation, as amended, vote of stockholders or Disinterested Directors, provision of law, or otherwise; provided, however, that this Agreement supersedes any other Agreement that has been entered into by the Company with the Indemnitee which has as its principal purpose the indemnification of Indemnitee; provided, further, that this Agreement does not supersede that certain Indemnification Agreement entered into on or about the date hereof between Indemnitee and Weatherford International Ltd., the ultimate parent company of the Company, it being the intention of the parties that Indemnitee shall be entitled to the indemnification provided under either or both agreements to the fullest extent permitted by law.

         Section 13. Attorneys' Fees and Other Expenses To Enforce Agreement. In the event that Indemnitee is subject to or intervenes in any proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce Indemnitee's rights under, or to recover damages for breach of, this Agreement, Indemnitee, if Indemnitee prevails in whole or in part in such action, shall be entitled to recover from the Company and shall be indemnified by the Company against, any actual expenses for attorneys' fees and disbursements reasonably incurred by Indemnitee, provided that in bringing the advancement action, Indemnitee acted in good faith.

         Section 14. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

         Section 15. Duration of Agreement. This Agreement shall apply with respect to Indemnitee's occupation of any of the position(s) described in Sections 3 and 4 of this Agreement prior to the date of this Agreement and with respect to all periods of such service after the date of this Agreement, even though the Indemnitee may have ceased to occupy such positions(s). This Agreement shall be binding upon the Company and its successors and assigns (including any transferee of all or substantially all of its assets and any successor by merger of operation of law) and shall inure to the benefit Indemnitee and Indemnitee's spouse, assigns, estate, heirs, devises, executors, administrators or other legal representatives. This Agreement supersedes any prior indemnification arrangement between the Company (or its predecessor) and Indemnitee.

         Section 16. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (b) the court holding such provision or provisions to be invalid, illegal or unenforceable, or any other court of competent jurisdiction, shall be empowered upon the request of either party hereto to reform such provision or provisions to give effect as nearly as possible to the intent manifested by such provision or provisions to the fullest extent allowed by law, and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or

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unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         Section 17. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

         Section 18. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

         Section 19. Definitions. For purposes of this Agreement:

                  (a) "Disinterested Director" shall mean a director of the Company who is not or was not a party to the action, suit, investigation or proceeding in respect of which indemnification is being sought by Indemnitee.

                  (b) "Independent Counsel" shall mean a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the action, suit, investigation or proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any Person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's right to indemnification under this Agreement.

                  (c) "Corporate Status" shall mean the status of an idividual who is or was a director, officer, employee, agent or fiduciary of the Company or any majority-owned subsidiary or of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such individual is or was serving at the request of the Company.

                  (d) "Person" shall mean an individual, corporation, association, trust, limited liability company, limited partnership, limited liability partnership, partnership, incorporated organization, other entity or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934).

         Section 20. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

         Section 21. Notice by Indemnitee. (a) Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to

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indemnification covered hereunder, either civil, criminal, administrative, investigative or otherwise, provided, however, that the failure to so notify the Company will not relieve the Company from any liability it may have to Indemnitee except to the extent that such failure materially prejudices the Company's ability to defend such claim. With respect to any such action, suit, proceeding, inquiry or investigation as to which Indemnitee notifies the Company of the commencement thereof:

                  (i) The Company will be entitled to participate therein at its own expense; and

                  (ii) Except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election so to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ Indemnitee's own counsel in such action, suit, proceeding, inquiry or investigation, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee and not subject to indemnification hereunder unless (x) the employment of counsel by Indemnitee has been authorized by the Company; (y) in the reasonable opinion of counsel to Indemnitee there is or may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action; or (z) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company.

                  (b) Neither the Company nor the Indemnitee shall settle any claim without the prior written consent of the other (which shall not be unreasonably withheld).

         Section 22. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed or if (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

                  (i) If to Indemnitee, to the address set forth below his or her signature.

                  (ii) If to the Company to:

                       Weatherford International, Inc.
                       515 Post Oak Park, Suite 600
                       Houston, Texas  77027-3415
                       Attn: Chief Executive Officer

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

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

         Section 23. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

         Section 24. Payments in Ordinary Course of Business. All payments made by the Company to Indemnitee hereunder shall be deemed to have been made in the ordinary course of business of the Company, and shall not be deemed to be extraordinary payments.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                  WEATHERFORD INTERNATIONAL, INC.



                                  By:    /s/ Burt M. Martin
                                  Name:  Burt M. Martin
                                  Title: Senior Vice President & General Counsel




                                          /s/ Bernard J. Duroc-Danner
                                  ----------------------------------------------
                                  Bernard J. Duroc-Danner
                                  Address:
                                  515 Post Oak Boulevard, Suite 600
                                  ----------------------------------------------
                                  Houston, Texas 77027
                                  ----------------------------------------------

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                            SCHEDULE TO EXHIBIT 10.1

         The agreements listed below have been omitted pursuant to Instruction 2 to Item 601 of Regulation S-K. There are no material details in which these agreements differ from the agreement filed herewith.

Indemnification Agreement dated September 4, 2002, between Weatherford International, Inc. and Gary L. Warren.

Indemnification Agreement dated September 4, 2002, between Weatherford International, Inc. and Burt M. Martin.

Indemnification Agreement dated September 4, 2002, between Weatherford International, Inc. and Lisa W. Rodriguez.

Indemnification Agreement dated September 4, 2002, between Weatherford International, Inc. and E. Lee Colley, III.

Indemnification Agreement dated September 4, 2002, between Weatherford International, Inc. and Donald R. Galletly.

Indemnification Agreement dated September 4, 2002, between Weatherford International, Inc. and Jon R. Nicholson.

Indemnification Agreement dated September 4, 2002, between Weatherford International, Inc. and James N. Parmigiano.

Indemnification Agreement dated September 4, 2002, between Weatherford International, Inc. and David J. Butters.

Indemnification Agreement dated September 4, 2002, between Weatherford International, Inc. and Robert A. Rayne.

Indemnification Agreement dated September 4, 2002, between Weatherford International, Inc. and Robert K. Moses, Jr.

Indemnification Agreement dated September 4, 2002, between Weatherford International, Inc. and Philip Burguieres.

Indemnification Agreement dated September 4, 2002, between Weatherford International, Inc. and Robert B. Millard.

Indemnification Agreement dated September 4, 2002, between Weatherford International, Inc. and William E. Macaulay.

Indemnification Agreement dated September 4, 2002, between Weatherford International, Inc. and Sheldon B. Lubar.

Indemnification Agreement dated September 27, 2002, between Weatherford International, Inc. and Stuart E. Ferguson.

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